Exhibit 10.16.3

Confidential Treatment Requested by Homology Medicines, Inc.

Confidential

November 14, 2017

California Institute of Technology

1200 East California Boulevard

Mail Code 6-32

Pasadena, CA 91125

Attention: Chief Innovation & Corporate Partnerships Officer

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139

Attention: President, Novartis Institutes for BioMedical Research, Inc.

Re: Amendment and Stand-by License Arrangement with Novartis Institutes for BioMedical Research, Inc. (“NVS”)

Ladies and Gentlemen:

Reference is hereby made to that certain License Agreement dated September 14, 2016 by and between Homology Medicines, Inc. (“HMI”) and the California Institute of Technology (“Caltech”), as amended by the First Amendment to License Agreement dated May 16, 2017 (the “Caltech-HMI License”). All capitalized terms used but not defined herein will have the meaning set forth in the Caltech-HMI License.

This letter agreement (this “Letter Agreement”) serves as the second amendment to the Caltech-HMI License, effective on the date last signed below. HMI and Caltech agree as follows:

The fifth paragraph of Section 2.3 (Sublicensing) of the Caltech-HMI License is hereby deleted and replaced in its entirety with the following:

“Any sublicenses granted by Licensee shall survive termination of the licenses granted in Section 2.1 or termination of this Agreement, provided that the following conditions are met as of the date of such termination:

(a) the written agreement between Licensee and Sublicensee pursuant to which the sublicense was granted (i) [***], (ii) [***], and (iii) [***];

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

(b) Licensee informs the Sublicensee in writing (with a copy to Caltech) that the Sublicensee’s obligations pursuant to the foregoing clause (a) are in effect as a result of the termination; and

(c) the sublicense was granted in accordance with the sublicensing provisions of this Agreement.”

In addition, HMI proposes to enter into an agreement (the “Collaboration Agreement”) with NVS pursuant to which, among other things, HMI grants to NVS an exclusive sublicense of the rights licensed to HMI by Caltech under the Caltech-HMI License (the “Licensed Caltech Rights”) with respect to certain candidates and products (as defined under the Collaboration Agreement, “Candidates” and “Products”) as well as other patent rights and know-how controlled by HMI. As a condition to entering into the Collaboration Agreement, NVS has requested that Caltech and HMI memorialize, in this Letter Agreement, their agreement to the following:

1.	Term. The following provisions of this Letter Agreement will be effective as of the date of this Letter Agreement, but will be null and void if the Collaboration Agreement is not executed by each of HMI and NVS within [***] days after the date of this Letter Agreement.

2.	Approval of Sublicense; Delivery of Collaboration Agreement. Caltech hereby acknowledges that HMI may grant a sublicense of the Licensed Caltech Rights and stipulates that the version of the Collaboration Agreement provided to Caltech grants to NVS a sublicense of the Licensed Caltech Rights in accordance with the sublicensing provisions of the Caltech-HMI License, as required under Section 2.3 (Sublicensing) of the Caltech-HMI License (as amended pursuant to this Letter Agreement), and the parties agree that the final version of the Collaboration Agreement will remain consistent with Section 2.3 (Sublicensing) of the Caltech-HMI License. HMI will deliver to Caltech a true and complete copy of the Collaboration Agreement promptly following the execution thereof, which copy, notwithstanding to the contrary set forth in Section 2.3 (Sublicensing) of the Caltech-HMI License, may be redacted to remove any confidential, proprietary, or competitive information of HMI or NVS to the extent that such redactions do not impair Caltech’s ability to ensure that the Collaboration Agreement is consistent with the Caltech-HMI License.

3.	No Breach. Caltech confirms that as of the date of this Letter Agreement: (a) the Caltech-HMI License remains in full force and effect; and (b) Caltech has not given any notice to HMI of any breach by HMI under the Caltech-HMI License.

4.	Waiver of Sublicense Obligations.

(a)	Caltech hereby irrevocably waives [***] and confirms that HMI will be in compliance with [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

(b)	Caltech hereby waives the requirement in [***], provided however, that:

i.	NVS and Caltech promptly execute an agreement memorializing Caltech’s adoption, as the licensor, of the sublicense to the Licensed Caltech Rights under the Collaboration Agreement should the licenses granted in Section 2.1 (Grant of Rights) of the Caltech-HMI License or the Caltech-HMI License terminate; and

ii.	in the event of a conflict between the terms, conditions or obligations under the Caltech-HMI License and the Collaboration Agreement (except as specifically waived under this Letter Agreement) with respect to the Licensed Caltech Rights, the terms of the Caltech-HMI License will prevail.

5.	Assignment of Caltech-HMI License. Caltech agrees that if it assigns its rights under the Caltech-HMI License or any of the intellectual property licensed to HMI thereunder, then Caltech will cause the applicable assignee to be bound by the terms of this Letter Agreement applicable to Caltech.

6.	Notices. Any notices required or permitted under this Letter Agreement will be in writing, will specifically refer to this Letter Agreement, and will be sent by recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to Caltech:

California Institute of Technology

1200 East California Boulevard

Mail Code 6-32

Pasadena, CA 91125

Attention: Chief Innovation Officer

If to HMI:

Homology Medicines, Inc.

45 Wiggins Avenue

Bedford, MA 01730

Attention: Chief Operating Officer

If to NVS:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139

Attention: General Counsel.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

All notices will be deemed effective: (a) if by courier, on the Business Day (as defined under the Collaboration Agreement) of delivery as evidenced by the courier’s receipt (or if delivered or sent on a non-Business Day, then on the next Business Day); or (b) if sent by registered or certified mail, on the Business Day of receipt as evidenced on the return receipt. Caltech, HMI or NVS may change its contact information immediately upon written notice to the other party in the manner provided in this Section 6 (Notices).

7.	Miscellaneous.

(a)	Governing Law. This Letter Agreement will be construed and interpreted in accordance with the laws of the State of California and all rights and remedies will be governed by such laws without regard to principals of conflicts of law. The exclusive jurisdiction of any such suit shall be the state and federal courts located in Los Angeles County, California, and the parties hereto consent to the exclusive jurisdiction and venue of such courts.

(b)	Amendment. Changes and additional provisions to this Letter Agreement will be binding on the parties only if agreed upon in writing and signed by all parties.

(c)	Assignment of this Letter Agreement. This Letter Agreement may not be assigned by any party without the prior written consent of the other parties, which consent may not be unreasonably withheld, except that, a party may assign this Letter Agreement without such prior written consent to an affiliate or in connection with a merger, consolidation, sale of all of the equity interests of such party, or a sale of all or substantially all of the assets of such party to which this Letter Agreement relates.

(d)	Confidentiality. The terms of this Letter Agreement will not be disclosed by any party hereto without the prior written consent of each of the other parties; provided, that each party will be entitled to disclose the terms of this Letter Agreement to the extent permitted in Section 11.2 (Permitted Disclosures) of the Caltech-HMI License mutatis mutandis as if such Section were set forth in this Letter Agreement and the terms of this Letter Agreement were Confidential Information of each of the parties.

(e)	Severability. The parties do not intend to violate any public policy or statutory common law. However, if any sentence, paragraph, clause, or combination of this Letter Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause, or combination of the same will be deleted and the remainder of this Agreement will remain binding, provided that such deletion does not alter the basic purpose and structure of this Letter Agreement.

(f)	Independent Contractor. Nothing herein will create any association, partnership, joint venture, fiduciary duty, or the relation of principal and agent between the parties hereto, it being understood that each party is acting as an independent contractor, and no party will have the authority to bind the others or the others’ representatives in any way.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

(g)	Further Assurances. Each party hereto agrees to execute, acknowledge, and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Letter Agreement.

(h)	Interpretation. This Letter Agreement has been prepared by all of the parties hereto and no rule of strict construction will be applied against any party. In this Agreement, the singular will include the plural and vice versa and the word “including” will be deemed to be followed by the phrase “without limitation.” The section headings contained in this Letter Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Letter Agreement.

(i)	Counterparts. This Letter Agreement may be executed in counterparts, each of which together will constitute one and the same Letter Agreement. For purposes of executing this Letter Agreement, a facsimile copy or an emailed PDF of this Agreement, including the signature pages, will be deemed an original.

(j)	Entire Agreement. This Letter Agreement, the Caltech-HMI License, and the Collaboration Agreement, together with all exhibits and schedules attached hereto and thereto, set forth the entire agreement with respect to the subject matter hereof and thereof and supersede all other agreements and understandings between the parties with respect to such subject matter.

(k)	Waiver. No delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver of this Letter Agreement or any provision hereof shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver is claimed, and shall be limited solely to the one event.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

Please sign and return a copy of this Letter Agreement to us to acknowledge each party’s agreement on this matter. Thank you for all of your assistance.

Sincerely,

HOMOLOGY MEDICINES, INC.

     /s/ Arthur Tzianabos

Name:  Arthur Tzianabos

Title:    President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CALIFORNIA INSTITUTE OF TECHNOLOGY

     /s/ Fred Farina

Name:  Fred Farina

Title:    Chief Innovation & Corporate Partnerships Officer

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

     /s/ Scott A. Brown

Name:  Scott A. Brown

Title:    VP, General Counsel

[Signature Page to Letter Agreement]